1 2008 Incentive Plan Design Exhibit 10.22

2 2008 Incentive Plan Design All employees will participate in a companywide incentive program. Main incentive component will be overall company financials Incentive Plans for Managers and above will have multiple components Incentive plan design will include Quarterly payouts with an annual payout component. Individuals whose position report into a divisional organization will have both divisional and corporate components.

3 Variable Compensation plan design by level Target a percentage of base salary Corporate Positions overall target based on DJO Corporate Financials and KPI’s Divisional based positions participate using both corporate and business line financials Payouts are made quarterly with an annual hold-back portion paid after the 4th quarter results for all management positions. No hold back for employee (Exempt and Non-Exempt) quarterly bonus. Overall DJO companywide financials need to be reach (90% threshold) before any funding of overall plans occurs 50% Division / 50% Corporate 100% 40% Vice Presidents Target % Target % 100% Division 100% 4% All Non-Exempt 100% Division 100% 5% All Exempt Employees 70% Division / 30% Corporate 100% 8% / 10% / 15% Managers ( % based on level of position) 60% Division / 40% Corporate 100% 30% All Directors 50% Division / 50% Corporate 100% 40% Senior Vice Presidents -------- 100% 60% Executive Management Divisional Position Corporate Position Base Target % Position Level

4 Variable Compensation plan design by level All Financial Performance based on Company-wide and Business/Division EBITDA and Operating Free Cash Flow Limited number of Quarterly Key Performance Indicators (3-5) will be used as modifiers to the overall performance for Management employees after Financial Threshold is met. Financial Threshold to be reach is 90% of plan to fund bonuses. Payout % based on actual results achieved and a linear scale. Over achievement earned only on Year End performance. Any new hire or promotion starting after 4/1/08 will have a prorated payout for the year Any new hire or promotion starting after 10/1/08 will not participate in incentive plan until the following year. Participant must be an active employee at time of payout. (Any exception to plan needs to be reviewed and approved by EVP Global HR)